As filed with the Securities and Exchange Commission on January 4, 2010
Registration Statement No. 333-160129

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 2
To
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
WILLIS NETHERLANDS HOLDINGS, B.V.
WILLIS INVESTMENT UK HOLDINGS LIMITED
TA I LIMITED
TA II LIMITED
TA III LIMITED
TRINITY ACQUISITION PLC
TA IV LIMITED
WILLIS GROUP LIMITED
WILLIS NORTH AMERICA INC.
(Exact name of registrant as specified in its charter)	Ireland Netherlands England & Wales England & Wales England & Wales England & Wales England & Wales England & Wales England & Wales Delaware (State or other jurisdiction of incorporation)	Applied for 98-0644532 98-0596489 98-0351629 98-0395656 98-0395657 98-0198190 98-0338268 98-0199005 13-5654526 (I.R.S. Employee Identification Number)

c/o Willis Group Limited
The Willis Building
51 Lime Street
London EC3M 7DQ, England
011 44 203 124 6000
(Address, including zip code, and telephone
number, including area code, of registrant’s
principal executive offices)	Adam G. Ciongoli
Group General Counsel
Willis Group Holdings Public Limited Company
One World Financial
200 Liberty Street, 7th Floor
New York, New York 10281
(212) 915-8899
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Matthew D. Bloch
Erika L. Weinberg
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
(212) 310-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Unit(1)	Offering Price(1)	Fee(1)
Debt Securities(2)(3)
Guarantees(2)
Preferred Shares, nominal value US$0.000115 per share(2)(4)
Ordinary Shares, nominal value US$0.000115 per share(2)(5)
Warrants(2)(6)
Warrant Units(2)(7)
Stock Purchase Contracts(2)(8)
Stock Purchase Units(2)(8)
Prepaid Stock Purchase Contracts(2)(8)

(1)	An indeterminate aggregate initial offering price or number of the securities of each class identified above is being registered as may from time to time be offered, reoffered or sold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, Willis Group Holdings Public Limited Company is deferring payment of all of the related registration fees. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable.

(2)	This Registration Statement covers an indeterminate number of senior debt securities, subordinated debt securities, preferred shares, ordinary shares, warrants, warrant units, share purchase contracts, share purchase units and prepaid share purchase contracts of Willis Group Holdings Public Limited Company and senior debt securities and subordinated debt securities of Trinity Acquisition plc and Willis North America Inc. and the related guarantees of Willis Group Holdings Public Limited Company, Willis Netherlands Holding B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants.

(3)	Debt securities may be issued separately or upon exercise of warrants to purchase debt securities which are registered hereby. Debt securities may be issued by Willis Group Holdings Public Limited Company, Trinity Acquisition plc or Willis North America Inc. Debt securities issued by Trinity Acquisition plc or Willis North America Inc. will be guaranteed by their respective direct and indirect parent entities, including Willis Group Holdings Public Limited Company.

(4)	An indeterminate number of preferred shares of Willis Group Holdings Public Limited Company are covered by this Registration Statement. Preferred shares may be issued (a) separately or (b) upon exercise of warrants to purchase preferred shares which are registered hereby.

(5)	An indeterminate number of ordinary shares of Willis Group Holdings Public Limited Company are covered by this Registration Statement. Ordinary shares may be issued (a) separately, (b) upon the conversion of either the debt securities or the preferred shares, each of which are registered hereby or (c) upon exercise of warrants to purchase ordinary shares. Ordinary shares issued upon conversion of the debt securities and the preferred shares will be issued without the payment of additional consideration.

(6)	An indeterminate number of warrants of Willis Group Holdings Public Limited Company, each representing the right to purchase an indeterminate number of preferred shares or ordinary shares or amount of debt securities, each of which are registered hereby, are covered by this Registration Statement.

(7)	An indeterminate number of warrant units of Willis Group Holdings Public Limited Company are covered by this registration statement. Each warrant unit consists of a warrant under which the holder, upon exercise, will purchase an indeterminate number of ordinary shares or preferred shares or amount of debt securities.

(8)	An indeterminate number of share purchase contracts, share purchase units and prepaid share purchase contracts of Willis Group Holdings Public Limited Company, each representing the obligation to purchase an indeterminate number of ordinary shares, which are registered hereby, are covered by this Registration Statement.

This Registration Statement contains a prospectus relating to both the offering of newly issued securities and remarketing or other resale transactions, as well as re-sales by selling securityholders, that occur on an ongoing basis in securities that have been previously or will be issued under this Registration Statement.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”), filed by Willis Group Holdings Public Limited Company, a public limited company incorporated under the laws of Ireland having company number 475616 (the “Company”), as successor issuer to Willis Group Holdings Limited, an exempted company under the Companies Act of 1981 of Bermuda and the former registrant (“Willis Bermuda”), is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of amending the Registration Statement on Form S-3 (Registration Number 333-160129) filed with the Securities and Exchange Commission by the Company on June 19, 2009 (the “Registration Statement”) to (i) reflect the Transaction, as described below, (ii) add Willis Netherlands Holdings B.V., a company organized and existing under the laws of the Netherlands (“Willis Netherlands”), as an additional registrant guarantor in the Registration Statement, and (iii) amend certain of the exhibits initially filed with the Registration Statement. This Post-Effective Amendment shall become effective immediately upon filing in accordance with Rule 462(e) under the Securities Act.

On December 31, 2009, pursuant to a scheme of arrangement under Bermuda law, the Company became the publicly held holding company and indirect parent of Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, TA IV Limited, Willis Group Limited, Trinity Acquisition plc and Willis North America Inc. All of the previously outstanding shares of Willis Bermuda were cancelled and Willis Bermuda’s common shareholders received, on a one-for-one basis, new ordinary shares of the Company for the purpose of changing the place of incorporation of the parent company of the Willis Group from Bermuda to Ireland (the “Transaction’’). As a result of the Transaction, Willis Bermuda is now a wholly-owned subsidiary of the Company. In connection with the Transaction, the Company assumed all of Willis Bermuda’s obligations under its outstanding Securities, as defined in the following prospectus. The Company hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PROSPECTUS

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

Debt Securities
Preferred Shares
Ordinary Shares
Warrants
Warrant Units
Share Purchase Contracts
Share Purchase Units
Prepaid Share Purchase Contracts
TRINITY ACQUISITION PLC
Debt Securities
WILLIS NORTH AMERICA INC.
Debt Securities
Guarantees of Debt Securities of
Trinity Acquisition plc and Willis North America Inc.

We or either of our indirect wholly-owned subsidiaries named above (the “Subsidiary Issuers”) may offer the securities listed above, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or either of the Subsidiary Issuers may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. This prospectus updates the original prospectus, dated June 19, 2009, for the offer and sale of the securities listed above, to reflect a series of transactions completed on December 31, 2009, that resulted in our public shareholders holding ordinary shares in Willis Group Holdings Public Limited Company, an Irish public limited company, instead of common shares in Willis Group Holdings Limited, a Bermuda company (the “Transaction”). This prospectus replaces the original prospectus in its entirety.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

See “Risk Factors” on page 3 for a discussion of matters that you should consider before investing in these securities.

Willis Group Holdings Public Limited Company’s common stock is listed on the New York Stock Exchange under the symbol “WSH”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and applicable prospectus supplement may be used in the initial sale of the securities or in resales by selling securityholders. In addition, Willis Group Holdings Public Limited Company, either of the Subsidiary Issuers or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Prospectus dated January 4, 2010.

Page

ABOUT THIS PROSPECTUS	i
NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS	ii
WHERE YOU CAN FIND MORE INFORMATION ABOUT US	iii
INCORPORATION BY REFERENCE	iv
SUMMARY	1
RISK FACTORS	3
RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS	3
USE OF PROCEEDS	3
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF SHARE CAPITAL	14
DESCRIPTION OF WARRANTS	26
DESCRIPTION OF SHARE PURCHASE CONTRACTS, SHARE PURCHASE UNITS AND PREPAID SHARE PURCHASE CONTRACTS	27
BOOK ENTRY PROCEDURES AND SETTLEMENT	28
PLAN OF DISTRIBUTION	30
EXPERTS	33
VALIDITY OF SECURITIES	33
EX-3.3
EX-4.2
EX-4.3
EX-4.4
EX-4.5
EX-4.6
EX-4.7
EX-4.13
EX-4.14
EX-5.1
EX-5.3
EX-12.1
EX-23.3
EX-25.1
EX-25.2
EX-25.3
EX-25.4
EX-25.5
EX-25.6
EX-25.7
EX-25.8
EX-25.9

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or either of the Subsidiary Issuers may sell any combination of the securities described in this prospectus in one or more offerings. In this section, “we” refers only to Willis Group Holdings Public Limited Company.

This prospectus describes some of the general terms that may apply to the securities that we or either of the Subsidiary Issuers may offer and the general manner in which the securities may be offered. Each time we or the Subsidiary Issuers sell securities, we or the Subsidiary Issuers will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. Willis Group Holdings Public Limited Company, the Subsidiary Issuers and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material”. A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”. A prospectus supplement or such other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with the additional information described under the heading “Incorporation By Reference”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information About Us”.

You should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference, and in other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the Subsidiary Issuers, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. Neither we nor the Subsidiary Issuers are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any document incorporated by reference, or any other offering material is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the Subsidiary Issuers may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by Willis Group Holdings Public Limited Company or the Subsidiary Issuers directly or through dealers or agents designated from time to time. If Willis Group Holdings Public Limited Company or the Subsidiary Issuers, directly or through agents, solicit offers to purchase the securities, Willis Group Holdings Public Limited Company and the Subsidiary Issuers reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell securities on terms described in the applicable prospectus supplement.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”.

Unless otherwise stated, references in this prospectus to the “Company”, “Willis Group Holdings Public Limited Company” and “Holdings”, refer to Willis Group Holdings Public Limited Company only and do not

i

include its consolidated subsidiaries. Unless the context otherwise requires or otherwise stated, references to “we”, “us”, “our” and “Willis Group” refer to the Company and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$”.

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

We have included in this document “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the “Exchange Act” which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts that address activities, events or developments that we expect or anticipate may occur in the future, including such things as the potential benefits of the re-domestication from Bermuda to Ireland, the potential benefits of the HRH acquisition, the potential benefits of our transactions relating to Gras Savoye, our outlook, future capital expenditures, growth in commissions and fees, business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes are forward-looking statements. Also, when we use the words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “probably”, or similar expressions, we are making forward-looking statements.

There are important uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including the following:

•	the impact of any regional, national or global political, economic, business, competitive, market and regulatory conditions on our global business operations;

•	the impact of current financial market conditions and the current credit crisis on our results of operations and financial condition, including as a result of any insolvencies of or other difficulties experienced by our clients, insurance companies or financial institutions;

•	our ability to achieve the expected cost savings, synergies and other strategic benefits as a result of the acquisition of HRH or the amount of time it may take to achieve such cost savings, synergies and benefits expected due to the integration of HRH with our operations;

•	our ability to continue to manage our indebtedness;

•	our ability to implement and realize anticipated benefits of the Shaping our Future initiative and other new initiatives;

•	our ability to retain existing clients and attract new business, and our ability to retain key employees;

•	material changes in commercial property and casualty markets, or changes in premiums and availability of insurance products due to a catastrophic event such as a hurricane;

•	the volatility or declines in other insurance markets and the premiums on which our commissions are based;

•	our ability to compete effectively in our industry;

•	our ability to retain key employees and clients and attract new business;

•	the impact of insolvencies of clients or insurance companies resulting from an economic downturn;

•	the timing or ability to carry out share repurchases or take other steps to manage our capital and limitations in our long-term debt agreements that may restrict our ability to take these actions;

•	a significant decline in the value of investments that fund our pension plans or changes in our pension plan funding obligations;

•	any fluctuations in exchange and interest rates that could affect expenses and revenue;

•	rating agency actions that could inhibit ability to borrow funds or the pricing thereof;

•	domestic and foreign legislative and regulatory changes affecting both our ability to operate and client demand;

•	potential costs and difficulties in complying with a wide variety of foreign laws and regulations, given the global scope of our operations;

•	changes in the tax or accounting treatment of our operations, such as the recent proposals made by the Obama administration regarding international tax reform;

•	our exposure to potential liabilities arising from errors and omissions claims against us;

•	the results of regulatory investigations, legal proceedings and other contingencies;

•	the timing of any exercise of put and call arrangements with associated companies;

•	our insurance coverage proves to be inadequate or unavailable or there is an increase in liabilities for which we self-insure; and

•	the interruption or loss of our information processing systems or failure to maintain secure information systems.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For additional factors see also the section entitled “Risk Factors”.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site referred to above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities registered by the registration statements of which this prospectus is a part:

•	Willis Bermuda’s Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 27, 2009;

•	Willis Bermuda’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed on May 8, 2009 for the quarter ended June 30, 2009, filed on August 7, 2009 and for the quarter ended September 30, 2009, filed on November 6, 2009;

•	Willis Bermuda’s Proxy Statement on Schedule 14A, filed on November 2, 2009;

•	Willis Bermuda’s Current Report filed on Form 8-K/A filed on October 21, 2008;

•	Willis Bermuda’s Current Reports on Form 8-K filed on January 5, 2009, February 6, 2009, February 12, 2009, March 11, 2009, March 12, 2009, May 12, 2009, June 10, 2009, September 14, 2009, September 21, 2009, September 24, 2009, September 28, 2009, September 29, 2009, October 1, 2009, October 23, 2009, November 2, 2009, November 19, 2009, November 20, 2009, December 17, 2009 and January 4, 2010; and

•	The description of the Company’s share capital contained in our Current Report on Form 8-K filed on January 4, 2010.

The Company makes available, free of charge through our website at www.willis.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and Forms 3, 4, and 5 filed on behalf of directors and executive officers, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Nothing contained herein shall be deemed to incorporate information furnished to but not filed with the SEC. Unless specifically incorporated by reference in this prospectus, information on our website is not a part of the registration statement. You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

Willis Group Holdings Public Limited Company
One World Financial
200 Liberty Street, 7th Floor
New York, New York 10281
Attention: Investor Relations
Telephone: (212) 915-8084

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described above under “Incorporation By Reference”.

The Securities We May Offer

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration or continuous offering process. Under the shelf registration process, Willis Group Holdings Public Limited Company may offer from time to time any of the following securities, either separately or in units with other securities:

•	unsecured senior, senior subordinated or subordinated debt securities;

•	preferred stock;

•	common stock;

•	warrants and warrant units;

•	stock purchase contracts and prepaid stock purchase contracts; and

•	stock purchase units.

In addition, Trinity Acquisition plc or Willis North America Inc. may offer unsecured senior, senior subordinated or subordinated debt securities. Any debt securities issued by Trinity Acquisition plc or Willis North America Inc. will be fully and unconditionally guaranteed by their respective direct and indirect parent entities, including Willis Group Holdings Public Limited Company.

In addition, certain selling shareholders identified in a prospectus supplement may offer and sell these securities, from time to time, on terms described in the applicable prospectus supplement.

Our Business

We trace our history to 1828 and are one of the largest insurance brokers in the world. For several years, we have focused on our core retail and specialist broking operations. Prior to 2008, we made a number of smaller acquisitions around the world and increased our ownership in several of our associates and existing subsidiaries, which were not wholly-owned, where doing so strengthened our retail network and our specialty businesses.

On October 1, 2008, we completed the acquisition of HRH, the eighth largest insurance and risk management intermediary in the United States, at that time. The acquisition doubled our North America revenues and the combined Willis HRH operation has critical mass in key markets including California, Florida, Texas, Illinois, New York, Boston, New Jersey and Philadelphia.

On December 31, 2009, pursuant to a scheme of arrangement under Bermuda Law, the Company became the publicly held holding company and indirect parent of Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, TA IV Limited, Willis Group Limited, Trinity Acquisition plc and Willis North America Inc. All of the previously outstanding shares of Willis Bermuda were cancelled and the common shareholders received, on a one-for-one basis, new ordinary shares of the Company for the purpose of changing the place of incorporation of the parent company of the Willis Group from Bermuda to Ireland (the “Transaction”). As a result of the Transaction, Willis Group Holdings Limited (“Willis Bermuda”) is now a wholly owned subsidiary of the Company. Also on December 31, 2009 Willis Netherlands Holdings B.V. became the direct subsidiary of the Company and the direct or indirect parent of Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited, Willis Group Limited and Willis North America Inc. In

connection with the Transaction, the Company assumed all of Willis Bermuda’s obligations under its outstanding Securities. We refer to the transactions affecting this change collectively as the “Transaction.”

We provide a broad range of insurance brokerage, reinsurance and risk management consulting services to our worldwide clients. We have significant market positions in the United States, in the United Kingdom and, directly and through our associates, in many other countries. We are a recognized leader in providing specialized risk management advisory and other services on a global basis to clients in various industries including the aerospace, marine, construction and energy industries.

In our capacity as an advisor and insurance broker, we act as an intermediary between our clients and insurance carriers by advising our clients on their risk management requirements, helping clients determine the best means of managing risk, and negotiating and placing insurance risk with insurance carriers through our global distribution network.

We assist clients in the assessment of their risks, advise on the best ways of transferring suitable risk to the global insurance and reinsurance markets and then seek to execute the transactions at the most appropriate available price, terms and conditions for our clients. Our global distribution network enables us to place the risk in the most appropriate insurance or reinsurance market worldwide.

We also offer clients a broad range of services to help them to identify and control their risks. These services range from strategic risk consulting (including providing actuarial analyses), to a variety of due diligence services, to the provision of practical on-site risk control services (such as health and safety or property loss control consulting) as well as analytical and advisory services (such as hazard modeling and reinsurance optimization studies). We assist clients in planning how to manage incidents or crises when they occur. These services include contingency planning, security audits and product tampering plans. We are not an insurance company and therefore we do not underwrite insurable risks for our own account, with the exception of a small legacy HRH operation (which is immaterial to the Willis Group) in Omaha that underwrites insurance for college fraternities.

We and our associates serve a diverse base of clients located in approximately 190 countries. These clients include major multinational and middle-market companies in a variety of industries, as well as public institutions and individual clients. Many of our client relationships span decades. Including our associates, we have approximately 20,000 employees around the world and a network of about 400 offices in approximately 100 countries.

We believe we are one of only a few insurance brokers in the world possessing the global operating presence, broad product expertise and extensive distribution network necessary to effectively meet the global risk management needs of many of our clients.

For more information regarding our business, including our financial information, please read the documents incorporated by reference into this prospectus.

The Registrants

Willis Group Holdings Public Limited Company is the ultimate holding company for the Willis Group. Willis Group Holdings Public Limited Company was incorporated in Ireland on September 24, 2009, as a public limited company, for the sole purpose of redomiciling the ultimate parent company from Bermuda to Ireland.

Each of Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited, Willis Group Limited and Willis North America Inc. are direct or indirect wholly-owned subsidiaries of Willis Group Holdings Public Limited Company that act as holding companies of each other or other subsidiaries. Each one has been organized under the laws of the United Kingdom except for Willis Netherlands Holdings B.V., which was organized in the Netherlands on November 14, 2009 and Willis North America Inc., which was incorporated in Delaware on December 20, 1928.

For administrative convenience, we utilize the offices of Willis Group Limited as our principal executive offices, located at The Willis Building, 51 Lime Street, London EC3M 7DQ, England. The telephone number is (44) 203 124 6000. Our web site address is www.willis.com. The information on our website is not a part of this prospectus. Willis North America Inc.’s principal executive offices are located at One World Financial, 200 Liberty Street, New York New York 10281, and its telephone number is (212) 915-8000.

RISK FACTORS

Before you invest in these securities, you should carefully consider the risks involved. These risks include, but are not limited to:

•	the risks described in Willis Bermuda’s annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 27, 2009, which is incorporated by reference into this prospectus;

•	the risks described in Willis Bermuda’s quarterly report on Form 10-Q for the quarter ended September 30, 2009, which is incorporated by reference into this prospectus; and

•	any risks that may be described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table shows the consolidated ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred share dividends of Willis Group Holdings Public Limited Company and its subsidiaries on a consolidated basis for each of the five most recent fiscal years and for the nine months ended September 30, 2009.

	Year Ended December 31,										Nine Months Ended
	2004		2005		2006		2007		2008		September 30, 2009

Ratio of earnings to fixed charges	13.5	x	9.0	x	8.9	x	6.3	x	3.7	x	3.7	x
Ratio of earnings to combined fixed charges and preferred stock dividends	13.5	x	9.0	x	8.9	x	6.3	x	3.7	x	3.7	x

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds that we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include using the funds for working capital, repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

This section explains the provisions of the debt securities that we may offer and sell by this prospectus. The particular terms of the debt securities offered, including any changes from these terms, will be described in a prospectus supplement relating to those debt securities. In addition, the prospectus supplement relating to any series of subordinated or senior subordinated securities will disclose the amount of debt that will be senior to such securities.

Overview

The debt securities will be governed by the applicable indentures. The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indentures. The applicable indentures contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every provision of the debt securities or the indentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. You should read the applicable indenture, including the defined terms, and the particular terms of the debt securities for provisions that may be important to you. You should read the prospectus supplement relating to a series of debt securities for more information about the terms of a particular series of debt securities, including variations from the terms described in this prospectus. This summary is subject to and qualified by reference to the description of the particular terms of the debt securities in the applicable prospectus supplement.

Holdings Debt Securities

In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Willis Group Holdings Public Limited Company as the “Holdings debt securities”. The Holdings debt securities will be general unsecured obligations of Willis Group Holdings Public Limited Company. The Holdings senior debt securities will be senior to all subordinated debt of Willis Group Holdings Public Limited Company. The Holdings senior debt securities will rank equally with other unsecured, unsubordinated debt of Willis Group Holdings Public Limited Company.

The Holdings senior subordinated debt securities will be subordinate to any Holdings senior debt and to certain other debt obligations of Willis Group Holdings Public Limited Company that may be outstanding. The Holdings senior subordinated debt securities will rank equally with certain other senior subordinated debt of Willis Group Holdings Public Limited Company that may be outstanding and senior to certain subordinated debt of Willis Group Holdings Public Limited Company that may be outstanding, including any Holdings subordinated debt securities.

The Holdings subordinated debt securities will be subordinate in right of payment to any Holdings senior debt, to Holdings senior subordinated debt securities and to certain other obligations of Willis Group Holdings Public Limited Company and will rank equally with certain other subordinated debt of Willis Group Holdings Public Limited Company. None of the Holdings debt securities will be guaranteed unless otherwise described in the applicable prospectus supplement.

Trinity Debt Securities

In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Trinity Acquisition plc as the “Trinity debt securities”. The Trinity debt securities will be general unsecured obligations of Trinity Acquisition plc. The Trinity senior debt securities will be senior to all subordinated debt of Trinity Acquisition plc, including any outstanding Trinity senior subordinated debt securities and Trinity subordinated debt securities. The Trinity senior debt securities will rank equally with other unsecured, unsubordinated debt of Trinity Acquisition plc, including its existing 12.875% Senior Notes due 2016.

The Trinity senior subordinated debt securities will be subordinated to any Trinity senior debt securities and to other certain debt obligations of Trinity Acquisition plc that may be outstanding, including its existing 12.875% Senior Notes due 2016, guarantees outstanding under our revolving credit facility. The Trinity senior subordinated debt securities will rank equally with certain other senior subordinated debt of Trinity Acquisition plc that may be outstanding and senior to certain subordinated debt of Trinity Acquisition plc that may be outstanding, including any Trinity subordinated debt securities.

The Trinity subordinated debt securities will be subordinated in right of payment to any Trinity senior debt securities, including its existing 12.875% Senior Notes due 2016, guarantees outstanding under our revolving credit facility, its guarantees of Willis North America Inc.’s 5.125% Senior Notes due 2010, 5.625% Senior Notes due 2015, 6.200% Senior Notes due 2017 and 7.00% Senior Notes due 2019 and Trinity senior subordinated debt securities and to certain other obligations of Trinity Acquisition plc and will rank equally with certain other subordinated debt of Trinity Acquisition plc.

The Trinity debt securities will be fully and unconditionally guaranteed by Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B. V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited and TA III Limited, which collectively comprise all of the direct and indirect parent entities of Trinity Acquisition plc.

Willis North America Debt Securities

In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Willis North America Inc. as the “Willis North America debt securities”, and we refer to the Holdings debt securities, Trinity debt securities and the Willis North America debt securities together as the “debt securities”. The Willis North America debt securities will be general unsecured obligations of Willis North America Inc. The Willis North America senior debt securities will be senior to all subordinated debt of Willis North America Inc., including any outstanding Willis North America senior subordinated debt securities and any Willis North America subordinated debt securities. The Willis North America senior debt securities will rank equally with other unsecured, unsubordinated debt of Willis North America Inc., including its guarantee of Trinity Acquisition plc’s existing 12.875% Senior Notes due 2016.

The Willis North America senior subordinated debt securities will be subordinated to any Willis North America senior debt securities and to other certain debt obligations of Willis North America Inc. that may be outstanding, including its guarantee of Trinity Acquisition plc’s existing 12.875% Senior Notes due 2016, amounts outstanding under our revolving credit facility. The Willis North America senior subordinated debt securities will rank equally with certain other senior subordinated debt of Willis North America Inc. that may be outstanding and senior to certain subordinated debt of Willis North America Inc. that may be outstanding, including any Willis North America subordinated debt securities.

The Willis North America subordinated debt securities will be subordinated in right of payment to any Willis North America senior debt securities, including its guarantee of Trinity Acquisition plc’s existing 12.875% Senior Notes due 2016, amounts outstanding under our revolving credit facility, and Willis North America senior subordinated debt securities and to certain other obligations of Willis North America Inc. and will rank equally with certain other subordinated debt of Willis North America Inc.

The Willis North America debt securities will be fully and unconditionally guaranteed by Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B. V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, which collectively comprise all of the direct and indirect parent entities of Willis North America Inc.

Each of the debt securities will be issued under an indenture between the applicable issuer of the securities, the guarantors of the applicable debt securities and The Bank of New York Mellon, as trustee. The indentures are substantially identical, except for provisions relating to guarantees, conversion and subordination. For purposes of the summaries below, the term “issuer” shall refer to Willis Group Holdings Public Limited Company in the case of Holdings debt securities, Trinity Acquisition plc in the case of Trinity debt securities and Willis North America Inc. in the case of Willis North America debt securities.

General

The indentures do not limit the aggregate principal amount of debt securities which may be issued. The indentures also provide that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the amount authorized by the applicable issuer, in each case as established from time to time in or pursuant to a resolution of our Board of Directors, and set forth in an officers’ certificate of the issuer and each guarantor or established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Reference is made to the prospectus supplement for the following terms of any offered debt securities:

•	the identity of the issuer and the guarantors, if applicable;

•	the designation (including whether they are senior debt securities, senior subordinated debt securities or subordinated debt securities and whether such debt securities are convertible), aggregate principal amount and authorized denominations of the offered debt securities;

•	the percentage of their principal amount at which such offered debt securities will be issued;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the offered debt securities will mature or the method of determination thereof;

•	the rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method by which such rate or rates shall be determined, any reset features of the rates and the date or dates from which such interest will accrue or the method by which such date or dates shall be determined;

•	the dates on which any such interest will be payable and the regular record dates for such interest payment dates;

•	any mandatory or optional sinking fund or purchase fund or similar provisions;

•	if applicable, the period or periods within which and the price or prices at which the offered debt securities may be redeemed at the option of the applicable issuer pursuant to any optional or mandatory redemption provisions or may be repurchased at the option of the holder of the offered debt securities, and the other redemption or repurchase terms;

•	if applicable, the terms and conditions upon which the offered debt securities may be convertible into common stock, including the initial conversion rate, the conversion period and any other provision;

•	if other than denominations of $1,000 and integral multiples thereof, the denominations in which debt securities of the series shall be issuable;

•	if other than the principal amount of the offered debt securities, the portion of the principal amount which shall be payable upon declaration of acceleration of maturity of the offered securities;

•	whether such offered debt securities shall be subject to defeasance and under what terms;

•	any events of default provided with respect to the offered debt securities that are in addition to or different from those explained here;

•	any subordination terms that are in addition to or different from those explained here;

•	any guarantee terms that are in addition to or different from those explained here; and

•	any other terms of the offered debt securities.

Unless otherwise indicated in the prospectus supplement, the principal of, premium and interest on the offered debt securities will be payable, and exchanges and transfers of the debt securities will be handled, at the applicable trustee’s corporate trust office. The applicable issuer will have the option to pay interest by check mailed to the holder’s address as it appears in the security register.

No service charge will be made for any registration of transfer or exchange of the offered debt securities, but the applicable issuer or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with an exchange or transfer.

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in the prospectus supplement.

Ranking

The payment of the principal of premium, if any, and interest on, the senior subordinated debt securities and the subordinated debt securities will be subordinated, as set forth in the senior subordinated or subordinated indentures, in right of payment, to the prior payment in full of all senior indebtedness, whether outstanding on the date of the applicable indenture or thereafter incurred.

Except as set forth in the applicable prospectus supplement, upon any distribution to creditors of an issuer or a guarantor in a liquidation or dissolution of such issuer or guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to it or its property, an assignment for the benefit of creditors or any marshalling of its assets and liabilities, the holders of senior indebtedness will be entitled to receive payment in full in cash or cash equivalents of such senior indebtedness and all outstanding letter of credit obligations will be fully cash collateralized before the holders of the debt securities will be entitled to receive any payment with respect to the senior subordinated debt securities or the subordinated debt securities, and until all senior indebtedness is paid in full in cash or cash equivalents, any distribution to which the holders of the debt securities would be entitled shall be made to the holders of senior indebtedness, except that holders of the senior subordinated debt securities or the subordinated debt securities may receive:

(1) shares of capital stock and any securities representing indebtedness that are subordinated at least to the same extent as the senior subordinated debt securities or the subordinated debt securities to

•	senior indebtedness and

•	any securities issued in exchange for senior indebtedness and

(2) payments made from the trust referred to under “Satisfaction and Discharge of Indenture; Defeasance”.

An issuer or a guarantor also may not make any payment upon or in respect of the senior subordinated debt securities or the subordinated debt securities, except in such subordinated securities or from the trust referred to under “Satisfaction and Discharge of Indenture; Defeasance”, if

(1) a default in the payment of the principal of, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or in respect of bankers’ acceptances or fees relating to letters of credit or bankers’ acceptances constituting designated senior indebtedness occurs and is continuing beyond any applicable period of grace (a “payment default”), or

(2) any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of the designated senior indebtedness as to which such default relates to accelerate its maturity without further notice, except such notice as may be required to effect such acceleration (a “non-payment default”), and the applicable trustee receives a payment blockage notice with respect to such default from a representative of holders of such designated senior indebtedness.

Payments on the senior subordinated debt securities or the subordinated debt securities, as the case may be, including any missed payments, may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist or such designated senior indebtedness shall have been discharged or paid in full in cash or cash equivalents and all outstanding letter of credit obligations shall have been fully cash collateralized; and

(2) in case of a non-payment default, the earlier of

•	the date on which such non-payment default is cured or waived,

•	179 days after the date on which the applicable payment blockage notice is received (each such period, the “payment blockage period”), or

•	the date such payment blockage period shall be terminated by written notice to the applicable trustee from the requisite holders of such designated senior indebtedness necessary to terminate such period or from their representative.

No new payment blockage period may be commenced until 365 days have elapsed since the effectiveness of the immediately preceding payment blockage notice. However, if any payment blockage notice within such 365-day period is given by or on behalf of any holders of designated senior indebtedness, other than the agent under our revolving credit facility, the agent under our revolving credit facility may give another payment blockage notice within such period. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice to the applicable trustee shall be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of not less than 90 days.

If an issuer or a guarantor fails to make any payment on the senior subordinated debt securities or the subordinated debt securities when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure would constitute an event of default under the applicable indenture and would enable the holders of the senior subordinated debt securities or the subordinated debt securities to accelerate the maturity of such debt securities.

The applicable indenture will further require that an issuer or a guarantor promptly notify holders of senior indebtedness if payment of the senior subordinated debt securities or the subordinated debt securities is accelerated because of an event of default.

“Designated senior indebtedness” means:

•	senior indebtedness under our revolving credit facility (including any amendments, replacements or refinancings thereof); and

•	any other senior indebtedness permitted under the applicable indenture the principal amount of which is $25.0 million or more and that has been designated by an issuer as designated senior indebtedness.

“Senior indebtedness” means:

(1) the obligations under our revolving credit facility and outstanding senior notes of Trinity Acquisition plc and Willis North America Inc.; and

(2) the obligations under any other indebtedness permitted to be incurred by an issuer under the terms of the applicable indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities or the subordinated debt securities, as the case may be, including, with respect to clauses (1) and (2), interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, in accordance with and at the rate specified in the documents evidencing or governing such senior indebtedness, whether or not such interest is an allowable claim in such bankruptcy proceeding.

Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include:

•	any liability for federal, state, local or other taxes owed or owing by an issuer;

•	any obligation of an issuer to its direct or indirect parent corporations or to any of its subsidiaries;

•	any accounts payable or trade liabilities, including obligations in respect of funds held for the account of third parties, arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities, other than obligations in respect of letters of credit under our revolving credit facility;

•	any indebtedness that is incurred in violation of the applicable indenture;

•	indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to an issuer;

•	in the case of the senior subordinated debt securities and the subordinated debt securities, any indebtedness, guarantee or obligation of an issuer which is subordinate or junior to any other indebtedness, guarantee or obligation of such issuer;

•	indebtedness evidenced by the senior subordinated debt securities and, in the case of the senior subordinated debt securities, indebtedness evidenced by the subordinated debt securities; and

•	capital stock of an issuer.

“Senior indebtedness” of an issuer or any guarantor of the senior subordinated debt securities or the subordinated debt securities has a correlative meaning.

Conversion Rights

The prospectus supplement will provide whether the offered debt securities will be convertible and, if so, the initial conversion price or conversion rate at which such convertible debt securities will be convertible into ordinary shares of Willis Group Holdings Public Limited Company. The holder of any convertible debt security will have the right exercisable at any time during the time period specified in the prospectus supplement, unless previously redeemed by Willis Group Holdings Limited or Willis Group Holdings Public Limited Company as applicable, to convert such debt security at the principal amount (or, if such debt security is an original issue discount security, such portion of the principal amount thereof as is specified in the terms of such debt security) into ordinary shares at the conversion price or conversion rate set forth in the prospectus supplement, subject to adjustment. The holder of a convertible debt security may convert a portion of the debt security which is $1,000 or any integral multiple of $1,000. In the case of debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption as may be specified in the prospectus supplement, except that in the case of redemption at the option of the holder, if applicable, such right will terminate upon receipt of written notice of the exercise of the option.

In certain events, the conversion rate will be subject to adjustment as set forth in the applicable indenture. Such events may include:

•	the issuance of ordinary shares of any class of Willis Group Holdings Public Limited Company as a dividend on the ordinary shares into which the debt securities of such series are convertible;

•	subdivisions, combinations and reclassifications of the ordinary shares into which debt securities of such series are convertible;

•	the issuance to all holders of ordinary shares into which debt securities of such series are convertible of rights or warrants entitling the holders (for a period not exceeding 45 days) to subscribe for or purchase ordinary shares at a price per share less than the current market price per ordinary share (as defined in the indentures); and

•	the distribution to all holders of ordinary shares of evidences of debt of Willis Group Holdings Public Limited Company or of assets (excluding cash dividends paid from retained earnings and dividends payable in ordinary shares for which adjustment is made as referred to above) or subscription rights or warrants (other than those referred to above).

No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. Fractional ordinary shares will not be issued upon conversion, but Willis Group Holdings Public Limited Company will pay a cash adjustment for it. Convertible debt securities surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except convertible debt securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest which the registered holder is to receive.

Defaults, Notice and Waiver

The following are events of default under the indentures with respect to debt securities of any series issued thereunder:

•	default in the payment of interest on any debt security of that series when due and continued for 30 days (whether or not such payment is prohibited by the subordination provisions, if any, of the indenture);

•	default in the payment of the principal of (or premium, if any on) any debt security of that series at its maturity (whether or not payment is prohibited by the subordination provisions, if any, of the indenture);

•	default in the deposit of any sinking fund payment, when due by the terms of any debt security of that series (whether or not payment is prohibited by the subordination provisions, if any, of the indenture);

•	default in the performance, or breach, of any other covenant or warranty of the applicable issuer, any of its significant subsidiaries or any guarantor, as applicable, specified in the indenture or any debt security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere dealt with or which has been included in the indenture solely for the benefit of debt securities other than that series), continued for 90 days after written notice from the trustee or the holders of 25% or more in principal amount of the debt securities of such series outstanding;

•	certain events of bankruptcy, insolvency or reorganization;

•	if applicable, any guarantee shall for any reason cease to exist or shall not be in full force and effect enforceable in accordance with its terms; and

•	any other event of default provided with respect to debt securities of that series.

If an event of default with respect to debt securities of any series at the time outstanding shall occur and be continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal balance immediately due and payable, by a written notice. Notwithstanding the foregoing, in the case of an event of default arising from the events described in the fifth bullet above, all outstanding debt securities of the applicable series will become due and payable without further action or notice. However, any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, by written notice rescind and annul such acceleration under certain circumstances. For information as to waiver of defaults, see “Modification and Waiver” below.

Reference is made to the prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provision relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of an event of default and the continuation thereof.

The applicable issuer must file annually with each trustee an officers’ certificate stating whether or not the issuer is in default in the performance and observance of any of the terms, provisions and conditions of the respective indenture and, if so, specifying the nature and status of the default.

Each indenture provides that the trustee, within 90 days after the occurrence of a default, will give by mail to all holders of debt securities of any series notice of all defaults with respect to such series known to it, unless such default has been cured or waived; but, in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund or similar obligation installment with respect to debt securities of such series, the trustee shall be protected in withholding such notice if the Board of Directors or such committee of directors as designated in such indenture or responsible officer of the trustee in good faith determines that the withholding of such notice is in the interest of such holders.

Each indenture contains a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any right or power under such indenture at the request of any such holders. Each indenture provides that the holders of a majority in principal amount of the then outstanding debt securities of any series may, subject to certain exceptions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee regarding the debt securities of such series. The right of a holder to institute a proceeding with respect to each indenture is subject to certain conditions precedent including notice and indemnity to the trustee, but the holder has an absolute right to receipt of principal and interest when due and to institute suit for payment of principal and interest.

Covenants

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the prospectus supplement relating to offered debt securities, the applicable issuer and, in the case of Trinity debt securities and Willis North America debt securities, any of the guarantors, without the consent of any holder of outstanding debt securities, may consolidate with or merge into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to, any person, provided that the person formed by such consolidation or into which the applicable issuer or, in the case of Trinity debt securities and Willis North America debt securities, any of the guarantors, is merged or the person which acquires by conveyance or transfer or which leases the properties and assets of the applicable issuer or guarantor, as the case may be, substantially as an entirety is, in the case of Willis North America Inc., organized under the laws of the United States, any State thereof, or the District of Columbia, or in the case of any guarantor other than Willis Group Holdings Public Limited Company, under the laws of England and Wales, and in the case of Willis Group Holdings Public Limited Company, under the laws of any United States jurisdiction, any state thereof, Bermuda, England and Wales or any country that is a member of the European Monetary Union and was such member on January 1, 2004, as the case may be, and expressly assumes the applicable issuer’s or guarantor’s obligations, as the case may be, on the debt securities and under the indenture, that after giving effect to the transaction, no event of default shall have happened and be continuing, and that certain other conditions are met.

Other Covenants

The prospectus supplement relating to offered debt securities will describe any other material covenants in respect of a series of debt securities. Unless otherwise indicated in the applicable prospectus supplement, any covenants applicable to the Holdings debt securities will be binding on Holdings and its significant subsidiaries and any covenants applicable to the Trinity debt securities or the Willis North America debt securities will be binding on Trinity Acquisition plc and its significant subsidiaries, with the exception of any covenant regarding filing reports under the Securities Exchange Act of 1934, as amended, which will be binding on Willis Group Holdings Public Limited Company. Other than the covenant included in the indentures described under “Consolidation, Merger and Sale of Assets” above or any covenant described in the applicable prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations or the incurrence of additional indebtedness by the applicable issuer or any guarantor, and there are no covenants or other provisions in the indenture providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control transaction or a highly leveraged transaction.

Modification and Waiver

Modification and amendments of the indentures may be made by the applicable issuer, if applicable, any guarantor, and the trustee with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected provided, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest, on any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	adversely affect any right of repayment at the option of the holder of any security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation of the holder or modify the payment terms of any sinking fund or similar obligation;

•	impair the right to commence suit for the enforcement of any payment on or after the stated maturity thereof with respect to any debt security; or

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

Without the consent of any holder of outstanding debt securities, the applicable issuer, any guarantor, and the trustee may amend or supplement the indentures and each series of debt securities to evidence the succession of another corporation to the applicable issuer or a guarantor and the assumption of such successor to the obligations thereof to add to the covenants of the applicable issuer or a guarantor for the benefit of the holders of all or any series, to surrender any right or power conferred upon such issuer or guarantor, to add any additional events of default, to secure the debt securities, to establish the form or terms of any series of debt securities, to cure any ambiguity or inconsistency or to provide for debt securities in bearer form in addition to or in place of registered debt securities or to make any other provisions that do not adversely affect the rights of any holder of outstanding debt securities, including adding guarantees.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in respect of a provision which under such indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

Satisfaction and Discharge of Indenture; Defeasance

The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement when:

•	all debt securities, with all debt securities, with the exceptions provided for in the applicable indenture, of that series have been delivered to the applicable trustee for cancellation;

•	all debt securities of that series not theretofore delivered to the applicable trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year; or

•	certain events or conditions occur as specified in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, the applicable issuer can terminate all of its obligations under the indenture with respect to the debt securities of any series, other than the obligation to pay interest on, premium, if any, and the principal of the debt securities of such series and certain other obligations, known as “covenant defeasance”, at any time by:

•	depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities of such series to their maturity; and

•	complying with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance.

In addition, unless otherwise specified in the prospectus supplement, the applicable issuer can terminate all of its obligations under the indenture with respect to the debt securities of any series, including the obligation to pay interest on, premium, if any, and the principal of the debt securities of such series, known as “legal defeasance”, at any time by:

•	depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities of such series to their maturity, and

•	complying with certain other conditions, including delivery to the trustee of an opinion of counsel stating that there has been a change in the federal tax law since the date of the indenture to the effect that holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or the delivery to the trustee of a ruling or other formal statement or action by the Internal Revenue Service to the same effect.

Guarantees

Unless otherwise set forth in the applicable prospectus supplement, the Holdings debt securities will not be guaranteed. Payment of the principal of, premium, if any, and interest on the Trinity debt securities will be fully and unconditionally guaranteed, jointly and severally, by Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited and TA III Limited, which collectively comprise all of its direct and indirect parent entities. Payment of the principal of, premium, if any, and interest on the Willis North America debt securities will be fully and unconditionally guaranteed, jointly and severally, by Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, which collectively comprise all of its direct and indirect parent entities. The guarantees will be made on a senior, senior subordinated or subordinated basis corresponding to the relative ranking of the underlying debt securities.

The obligations of each guarantor under its guarantee will be limited so as not to constitute a fraudulent conveyance or fraudulent transfer or similar laws under applicable U.S. Federal or state laws. Each guarantor that makes a payment or distribution under its guarantee will be entitled to a contribution from any other guarantor in a pro rata amount based on the net assets of each guarantor determined in accordance with generally accepted accounting principles.

A guarantee issued by any guarantor will be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any person not an affiliate of Willis Group Holdings Public Limited Company of all of Willis Group Holdings Public Limited Company’s capital stock in, or all or substantially all the assets of, such guarantor.

Trustees

The Bank of New York Mellon is the trustee under the senior indentures, the senior subordinated indentures and the subordinated indentures. The trustees may perform certain services for and transact other banking business with Willis Group Holdings Public Limited Company, Trinity Acquisition plc, Willis North America Inc. or, if applicable, any guarantor from time to time in the ordinary course of business.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is a summary. This summary is subject to the Irish Companies Acts 1963-2009 (the “Irish Companies Acts”) and the complete text of our memorandum and articles of association filed as Exhibit 3.1 to the Current Report on Form  8-K filed on January 4, 2010 and incorporated herein by reference. In this section, the “Company,” “we” and “our” refers to Willis Group Holdings Public Company Limited only.

Capital Structure

Authorized Share Capital.  Our authorized share capital is €40,000 divided into 40,000 ordinary shares with a nominal value of €1 per share and US$575,000 divided into 4,000,000,000 ordinary shares with a nominal value of US$0.000115 per share and 1,000,000,000 preferred shares with a nominal value of US$0.000115 per share. The authorized share capital includes 40,000 ordinary shares with a nominal value of €1 per share in order to satisfy statutory requirements for all Irish public limited companies commencing operations.

We may issue shares subject to the maximum prescribed by our authorized share capital contained in our memorandum and articles of association. The authorized share capital may be increased or reduced by way of an ordinary resolution of our shareholders. The shares comprising our authorized share capital may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the Company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires the approval of over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, our articles of association authorize our board of directors to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of such articles of association, which were effective on December 31, 2009.

The rights and restrictions to which the ordinary shares will be subject are prescribed in our articles of association. Our articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares we may issue. Our board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of that class or series or shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record. Accordingly, our articles of association do not provide for the issuance of fractional shares, and our official Irish register will not reflect any fractional shares.

Issued Share Capital.  Immediately prior to the Transaction, the issued share capital of the Company was €40,000, comprised of 40,000 ordinary shares, with nominal value of €1 per share (the “Euro Share Capital”). In connection with the consummation of the Transaction, the Euro Share Capital was acquired by the Company and was then cancelled by the Company. The Company then issued approximately 168,645,200 ordinary shares having a nominal value of US$0.000115 each. All shares issued on completion of the Transaction were issued and fully paid.

Pre-emption Rights, Share Warrants and Share Options

Under Irish law certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, we have opted out of these pre-emption rights in our articles of association as permitted under Irish company law. Under Irish law this opt-out will cease to be effective after five years unless renewed by a special resolution of the shareholders. A special resolution requires the approval of not less than 75% of the votes of our shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of the Company pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution and shares issued under employee share plans).

Our articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, our board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Our board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit). In connection with the Transaction, we assumed, on a one-for-one basis, Willis Bermuda’s existing obligations to deliver shares under our equity incentive plans, warrants or other rights pursuant to the terms thereof.

The Irish Companies Acts prohibit an Irish company from allotting shares for “nil” or no consideration. Accordingly, the nominal value of the shares issued upon the lapse of restrictions or the vesting of any restricted stock unit, performance shares awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Acts.

We are subject to the rules of the New York Stock Exchange (the “NYSE”) and the Internal Revenue Code of 1986, as amended (the “Code”), that require shareholder approval of certain equity plan and share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means our accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of the Company. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of our unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Although we did not have any distributable reserves immediately following the consummation of the Transaction, we are taking steps to create such distributable reserves.

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by our articles of association. Our articles of association authorize the directors to declare such dividends as appear justified from our profits without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

Our directors may deduct from any dividend payable to any member all sums of money (if any) payable by such member to the Company in relation to shares of the Company.

Our directors are also entitled to issue shares with preferred rights to participate in dividends we declare. The holders of such preferred shares may, depending on their terms, rank senior to our ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Our articles of association provide that any ordinary share which we acquire or agree to acquire shall be converted into a redeemable share. Accordingly, for Irish company law purposes, our repurchase of ordinary shares can technically be effected as a redemption of those shares as described below under “— Repurchases and Redemptions.” If our articles of association did not contain such provision, repurchases by the Company would be subject to many of the same rules that apply to purchases of our shares by subsidiaries described below under “— Purchases by Subsidiaries,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back ordinary shares of the Company, we are referring to the redemption of ordinary shares by the Company pursuant to such provision of our articles of association or the purchase of our ordinary shares by us or our subsidiaries, in each case in accordance with our articles of association and Irish company law as described below.

Repurchases and Redemptions

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Dividends”) or, subject to certain restrictions, the proceeds of a new issue of shares for that purpose. Although we did not have any distributable reserves immediately following the consummation of the Transaction, we are taking steps to create such distributable reserves. We may only issue redeemable shares where the nominal value of the issued share capital that is not redeemable is at least 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of our articles described above, shareholder approval will not be required to redeem our shares.

We may also be given an additional general authority to purchase our own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

Our board of directors will also be entitled to issue preferred shares which may be redeemed at our option or our shareholders’, depending on the terms of such preferred shares. Please see “— Capital Structure — Authorized Share Capital” above for additional information on preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We cannot exercise any voting rights in respect of shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase our shares either on-market or off-market. A general authority of our shareholders (by way of ordinary resolution) is required to allow a subsidiary of the Company to make on-market purchases of our shares. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of shares of the Company is required. Willis Bermuda together with the nominee shareholders of the Company authorized the purchase of our shares by subsidiaries of the Company, such that our subsidiaries will be authorized to purchase shares in an aggregate amount approximately equal to the remaining authorization under the former Willis Bermuda share repurchase program. This authority will expire no later than 18 months after the date on which it takes effect.

In order for a subsidiary of ours to make an on-market purchase of our shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which our shares became listed following the Transaction, is not currently specified as a recognized stock exchange for this purpose by Irish company law. It is possible that the Irish authorities will take appropriate steps in the near future to add the NYSE to the list of recognized stock exchanges. For an off-market purchase by a subsidiary of ours, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the meeting at which the special resolution is voted on, the purchase contract must be on display or must be available for inspection by our shareholders at our registered office. The purchase contract must also be available for inspection at that meeting.

The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds shares of the Company, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of the Company by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The board of directors of Willis Bermuda has previously authorized a program to repurchase up to one billion of its common shares. Our board of directors authorized the repurchase of our shares by the Company and our subsidiaries and Willis Bermuda and the nominee shareholders of the Company authorized the purchase of our shares by our subsidiaries, such that the Company and its subsidiaries are authorized to purchase shares in an aggregate amount approximately equal to the remaining authorization under the former Willis Bermuda share repurchase program.

As noted above, because repurchases of our shares by the Company can technically be effected as a redemption of those shares pursuant to the articles of association, such repurchases may be made whether or not the NYSE is a “recognized stock exchange” and shareholder approval for such repurchases will not be required.

However, because purchases of the Company’s shares by subsidiaries of the Company may be made only on a “recognized stock exchange” and only if the required shareholder approval has been obtained, the shareholder authorization for purchases by the Company’s subsidiaries described above was made effective as of the later of (i) the consummation of the Transaction (which has occurred) and (ii) the date on which the NYSE becomes a recognized stock exchange for this purpose. This authorization will expire no later than 18 months after the date on which it takes effect and we expect that we would seek shareholder approval to renew this authorization at future annual general meetings.

Bonus Shares

Under our articles of association, our board of directors may resolve to capitalize any amount for the time being standing to the credit of any of our reserves (including any capital redemption reserve fund or share premium account) or to the credit of profit and loss account for issuance and distribution to shareholders as fully-paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under our articles of association, we may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

We may, by ordinary resolution, reduce our authorized share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any way.

Annual Meetings of Shareholders

We are required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after our fiscal year-end. We plan to hold an annual general meeting in 2010. Under Irish law, our first annual general meeting is permitted to be held outside Ireland. Thereafter, any annual general meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. We intend to hold annual general meetings in Ireland. Because of the fifteen-month requirement described in this paragraph, our articles of association include a provision reflecting this requirement of Irish law.

Notice of an annual general meeting must be given to all of our shareholders and to our auditors. Our articles of association provide for a minimum notice period of 21 days, which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). An auditor is deemed to be reappointed at an annual general meeting without any resolution being passed, a resolution is passed that the auditor shall not be reappointed (or appointing another auditor), unless the auditor is not qualified for reappointment or the auditor is unwilling to be reappointed.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve until the next following general meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to the board.

Special Meetings of Shareholders

Extraordinary general meetings may be convened by (i) the chairman of the board of directors, (ii) the board of directors, (iii) on requisition of shareholders holding not less than 10% of our paid up share capital carrying voting rights or (iv) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to all of our shareholders and to our auditors. Under Irish law, the minimum notice periods are 21 days notice in writing for an extraordinary general meeting to approve a special resolution and 14 days notice in writing for any other extraordinary general meeting. Because of the 21 day and 14 day requirements described in this paragraph, our articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21 day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

If the board of directors becomes aware that our net assets are half or less of the amount of our called-up share capital, the directors of the Company must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that one of the directors learns of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of at least 50% of our ordinary shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in our articles of association. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

Voting

Our articles of association provide that all resolutions shall be decided by a poll. Every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by our articles of association. Our articles of association permit the appointment of proxies by the shareholders to be notified to us electronically in such manner as may be approved by the board of directors.

In accordance with our articles of association, the directors of the Company may from time to time cause us to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to be voted at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires the approval of not less than 75% of the votes of our shareholders cast at a general meeting where a quorum is present. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of our shareholders cast at a general meeting.

Examples of matters requiring special resolutions include:

•	amending the objects of the Company;

•	amending the articles of association of the Company;

•	approving the change of name of the Company;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of pre-emption rights on the issuance of new shares;

•	re-registration of the Company from a public limited company as a private company;

•	variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise, which special resolution would be of the class concerned);

•	purchase of own shares off-market;

•	the reduction of share capital;

•	sanctioning a compromise/scheme of arrangement;

•	resolving that the Company be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes; and

•	setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

Any variation of class or series rights attaching to the issued shares of the Company is addressed in our articles of association as well as the Irish Companies Acts and must in accordance with the articles of association be approved by ordinary resolution of the class or series affected.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of the Company and any act of the Irish Government which alters the memorandum of association of the Company; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of the Company; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by the Company; and (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting. Our auditors will also have the right to inspect all books, records and vouchers of the Company. The auditors’ report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at our annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a) a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of:

(i) 75% of the voting shareholders by value; and (ii) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

(b) through a tender offer by a third party for all of the shares of the Company. Where the holders of 80% or more of our shares have accepted an offer for their shares in the Company, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of the Company were listed on the Irish Stock Exchange or another regulated stock exchange in the European Union (“EU”), this threshold would be increased to 90%; and

(c) it is also possible for us to be acquired by way of a merger with an EU-incorporated public company under the EU Cross-Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If we are being merged with another EU public company under the EU Cross-Border Merger Directive 2005/56 and the consideration payable to our shareholders is not all in cash, the directive allows for an amendment of the exchange rate applied in the merger in certain circumstances.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the voting shares is held by the other company the party to the merger of the transferor company has the right to request that the other company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in five percent of the shares of an Irish public limited company. A shareholder of the Company must therefore make such a notification to us if as a result of a transaction the shareholder will be interested in five percent or more of the shares of the Company; or if as a result of a transaction a shareholder who was interested in more than five percent of the shares of the Company ceases to be so interested. Where a shareholder is interested in more than five percent of the shares of the Company, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to us. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to us within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in the Company concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, the Company, under the Irish Companies Acts, may by notice in writing require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in our relevant share capital to: (i) indicate whether or not it is the case; and (ii) where such person holds or has during that time held an interest in the shares of the Company, to give such further information as may be required by us including particulars of such person’s own past or present interests in shares of the Company within such three year period. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by us on a person who is or was interested in shares of the Company and that person fails to give us any information required within the reasonable time specified, we may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a) any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b) no voting rights shall be exercisable in respect of those shares;

(c) no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d) no payment shall be made of any sums due from the Company on those shares, whether in respect of capital or otherwise.

Where the shares in the Company are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of the Company will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•	the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•	a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in the Company, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in the Company if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of the Company within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for the Company’s ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so. If the bidder or any of its concert parties has acquired ordinary shares of the Company (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of the Company or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per the Company’s ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of the Company in the 12 month period prior to the commencement of the offer period if the Irish Takeover Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the Company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the Company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the Company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of the Company are not permitted to take any action which might frustrate an offer for the shares of the Company once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a) the action is approved by our shareholders at a general meeting; or

(b) with the consent of the Irish Takeover Panel where:

(i) the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii) the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii) the relevant action is pursuant to a contract entered into prior to the announcement of the offer; or

(iv) the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “— Authorized Share Capital” (regarding issuance of preferred shares), “— Pre-emption Rights, Share Warrants and Share Options” and “— Disclosure of Interests in Shares,” in addition to “— Corporate Governance” below.

Corporate Governance

The articles of association of the Company allocate authority over the management of the Company to the board of directors. The board of directors may then delegate the management of the Company to committees (consisting of members of the board or other persons) or executives, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of the Company. The Company has replicated the existing committees that were previously in place for Willis Bermuda, which include an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. We also adopted, with certain amendments, Willis Bermuda’s Corporate Governance Guidelines Code of Ethics and Insider Trading Policy. In addition, we adopted a new Regulation FD Corporate Communications Policy.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of the Company is Willis Group Holdings Public Limited Company. The Company was incorporated in Ireland, as a public limited company on September 24, 2009 with company registration number 475616. Our fiscal year ends on December 31 and our registered address is Grand Mill Quay, Barrow Street, Dublin 4, Ireland.

Duration; Dissolution; Rights upon Liquidation

Our duration will be unlimited. the Company may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. The Company may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where the Company has failed to file certain returns. The articles of association of the Company also provide for a voluntary winding up to be effected by way of a unanimous vote of the shareholders.

The rights of the shareholders to a return of the Company’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in the Company’s articles of association or the terms of any preferred shares issued by the directors of the Company from time to time.

The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of the Company. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Our article of association provide that the ordinary shareholders of the Company are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holders of ordinary shares of the Company will not have the right to require the Company to issue certificates for their shares. the Company will only issue uncertificated ordinary shares.

Stock Exchange Listing

Immediately following the consummation of the Transaction, our ordinary shares became listed on the NYSE under the symbol “WSH,” the same symbol under which the Willis Bermuda common shares were previously listed. We do not plan for our ordinary shares to be listed on the Irish Stock Exchange at the present time.

No Sinking Fund

The Company’s ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares to be issued in the Transaction were duly and validly issued and fully-paid.

Transfer and Registration of Shares

Our share register will be maintained by our transfer agent. Registration in this share register will be determinative of membership in the Company. A shareholder of the Company who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of the Company’s shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Our articles of association allow us, in our absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty payable by a buyer. In the event of any such payment, we are (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion), and (iii) claim a lien against the the Company’s shares on which it has paid stamp duty.

Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in the Company’s shares has been paid unless one or both of such parties is otherwise notified by us.

Our articles of association delegate to our Secretary the authority to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of the Company’s shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that the Company execute an instrument of transfer on behalf of the transferring party in a form determined by the Company. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to our transfer agent, the buyer will be registered as the legal owner of the relevant shares on the Company’s official Irish share register (subject to the matters described below).

If we are under a contractual obligation to register or to refuse to register the transfer of a share to any person, the board of directors shall act in accordance with such obligation and register or refuse to register the transfer of a share to such person, whether or not it is a fully-paid share or a share on which we have a lien. Subject to the previous sentence, our directors have general discretion to decline to register an instrument of transfer of a share whether or not it is a fully-paid share or a share on which we have a lien.

The registration of transfers may be suspended by our directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares or preferred shares or debt securities of Willis Group Holdings Public Limited Company. We may issue warrants independently of, or together with, any other securities, including as part of a warrant unit, and warrants may be attached to or separate from those securities.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe any other terms of the warrant and the applicable warrant agreement.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title and aggregate number of the warrants;

•	any offering price of the warrants;

•	the designation and terms of any securities that are purchasable upon exercise of the warrants;

•	the number of shares or aggregate principal amount of the securities purchasable upon exercise of a warrant and the price of such securities;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	the time or period when the warrants are exercisable and the final date on which the warrants may be exercised and terms regarding any right of Willis Group Holdings Public Limited Company to accelerate this final date;

•	if applicable, the minimum or maximum amount of the warrants exercisable at any one time;

•	any currency or currency units in which the offering price and the exercise price are payable;

•	any applicable anti-dilution provisions of the warrants;

•	any applicable redemption or call provisions; and

•	any additional terms of the warrants not inconsistent with the provisions of the warrant agreement.

The applicable prospectus supplement will describe the specific terms and other provisions of any warrant units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS, SHARE PURCHASE UNITS
AND PREPAID SHARE PURCHASE CONTRACTS

Willis Group Holdings Public Limited Company may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of ordinary shares of Willis Group Holdings Public Limited Company at a future date or dates. The price per ordinary share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units, consisting of a share purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the ordinary shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice-versa. These payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing each holder’s obligation under the original share purchase contract.

The prospectus supplement will describe the terms of any share purchase contracts or share purchase units, and, if applicable, prepaid share purchase contracts.

BOOK ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

Purchasers of securities may only hold interests in book-entry securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary — banks, brokerage houses and other institutions that maintain securities accounts for customers that have an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days;

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	In the case of debt securities, an event of default has occurred and is continuing with respect to such book-entry debt securities and, in exchange for any such securities, we decide to, or upon the request of the applicable trustee we shall, deliver new debt securities of that series in definitive registered form in the same aggregate principal amount as the global debt securities being exchanged.

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking, societe anonyme, Luxembourg (“Clearstream Banking SA”) and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We and the Subsidiary Issuers may offer and sell the securities from time to time as follows:

•	to or through underwriters or dealers for resale;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities or debt securities of the Subsidiary Issuers through any of these methods or other methods described in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

In some cases, we and any Subsidiary Issuer may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. In addition, we, either of the Subsidiary Issuers or any of their or our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices.

The securities, including securities issued or to be issued by us or the Subsidiary Issuers or securities borrowed from third parties in connection with arrangements under which we or the Subsidiary Issuers agree to issue securities to underwriters or their affiliates on a delayed or contingent basis, that we and any Subsidiary Issuer distribute by any of these methods may be sold to the public, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire securities of us or the Subsidiary Issuers to be issued on a delayed or contingent basis.

We and the Subsidiary Issuers may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We and the Subsidiary Issuers may also designate agents from time to time to solicit offers to purchase securities from the public on our or the Subsidiary Issuers’ behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the Subsidiary Issuers may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

In connection with the sale of securities, underwriters may receive compensation from us or the Subsidiary Issuers or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the Subsidiary Issuers, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

We or the Subsidiary Issuers may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the Subsidiary Issuers or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the Subsidiary Issuers in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We and the Subsidiary Issuers may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we and the Subsidiary Issuers will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We and the Subsidiary Issuers may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and any Subsidiary Issuer against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we or the Subsidiary Issuers agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or solicit an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us or the Subsidiary Issuers, or be customers of ours or the Subsidiary Issuers, in the ordinary course of business.

Remarketing Transactions and Other Resales

We, the Subsidiary Issuers or any of their or our respective affiliates may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we or the Subsidiary Issuers may resell a security acquired from other holders, after the original offering and sale of the security. Resales may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates or affiliates of either of the Subsidiary Issuers may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. Our affiliates and affiliates of any of the Subsidiary Issuers may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or the Subsidiary Issuers. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or the Subsidiary Issuers and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us or the Subsidiary Issuers under agreements that may be entered into with us or the Subsidiary Issuers against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us and the Subsidiary Issuers in the ordinary course of business.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from the Willis Group’s Annual Report on Form 10-K, and the effectiveness of Willis Group’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities under Irish law will be passed upon for us by Matheson Ormsby Prentice. Unless otherwise indicated in the applicable prospectus supplement, certain matters of New York law will be passed upon for us by Weil, Gotshal & Manges LLP. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

Debt Securities
Preferred Shares
Ordinary Shares
Warrants
Warrant Units
Share Purchase Contracts
Share Purchase Units
Prepaid Share Purchase Contracts

TRINITY ACQUISITION PLC

Debt Securities

WILLIS NORTH AMERICA INC.

Debt Securities

Guarantees of Debt Securities of
Trinity Acquisition plc and Willis North America Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution

The following is an itemization of all fees and expenses incurred or expected to be incurred by the registrants in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All but the SEC registration fee are estimates and remain subject to future contingencies.

SEC registration fee*	$	**
Blue sky filings		**
Legal fees and expenses		**
Accounting fees and expenses		**
Trustees’ fees and expenses		**
Printing and engraving fees		**
Rating Agency fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act and are not estimated at this time.

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification Of Directors And Officers

The Company’s articles of association (“Articles”) provide that, subject to applicable law, the Company shall indemnify its directors and officers against all liabilities, loss, damage or expense incurred or suffered by such person as a director or officer. The Articles further provide that such indemnified persons shall be indemnified out of the funds of the Company against all liabilities incurred or suffered in defending any proceedings, whether civil or criminal, in which judgment is given in a director’s or officer’s favour, he is acquitted, or in respect of any application under the Irish Companies Acts 1963-2009 (the “Irish Companies Acts”) in which relief from liability is granted to him. The Articles also require the Company, subject to applicable law, to pay expenses incurred by a director or officer in defending any civil or criminal action or proceeding in advance of the final disposition of any such action or proceeding, provided that the indemnified person undertakes to repay the Company such amount if it is ultimately determined that such person was not entitled to indemnification. With regard to the Company’s indemnification of its directors and its secretary, the Irish Companies Acts prescribe that an Irish company may only indemnify an officer for liability attaching to that officer which does not involve negligence, default, breach of duty or breach of trust and any liability incurred by an officer in respect of proceedings in which judgment is given in his favour or in which he is acquitted or where the court has granted relief, wholly or partially, on the basis that he has acted honestly and reasonably and, having regard to the circumstances of the case, ought fairly be excused. These restrictions in the Irish Companies Acts do not apply to executives who are not directors or the secretary of an Irish company. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or in any contract between the director or secretary and the Irish company.

Irish companies may take out directors and officers liability insurance, as well as other types of insurance, for their directors and officers. The Company has purchased and maintains a directors’ and officers’ liability policy.

In connection with the Transaction, each of the Company and Willis North America Inc., a Delaware corporation, is entering into deeds of indemnity and indemnification agreements, respectively, with each of the directors and certain officers of the Company as well as certain individuals serving as directors or officers of the

Company’s subsidiaries. These arrangements provide for the indemnification of, and advancement of expenses to, the indemnitee by the Company and Willis North America Inc., respectively, to the fullest extent permitted by law and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association of Willis Group Holdings Public Limited Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Willis Group Holdings Public Limited Company filed on January 4, 2010 (the “Ireland Form 8-K”).**
3.2	Certificate of Incorporation of Willis Group Holdings Public Limited Company (incorporated by reference to Exhibit 3.2 to the Ireland Form 8-K).**
3.3	Incorporation Deed of Willis Netherlands Holdings B.V. adopted November 14, 2009. **
3.4	Memorandum of Association dated August 19, 2008 of Willis Investment UK Holdings Limited and Articles of Association adopted August 19, 2008 of Willis Investment UK Holdings Limited.***
3.5	Memorandum of Association (as amended October 1, 2008) of TA I Limited and Articles of Association (as amended October 1, 2008) of TA I Limited.***
3.6	Memorandum of Association (as amended October 1, 2008) of TA II Limited and Articles of Association (as amended October 1, 2008) of TA II Limited.***
3.7	Memorandum of Association (as amended October 1, 2008) of TA III Limited and Articles of Association (as amended October 1, 2008) of TA III Limited.***
3.8	Memorandum of Association (as amended April 2, 2009) of Trinity Acquisition plc and Articles of Association (as amended April 2, 2009) of Trinity Acquisition plc.***
3.9	Memorandum of Association (as amended October 1, 2008) of TA IV Limited and Articles of Association (as amended October 1, 2009) of TA IV Limited.***
3.10	Memorandum of Association (as amended October 1, 2008) of Willis Group Limited and Articles of Association (as amended October 1, 2008) of Willis Group Limited.***
3.11	Restated Certificate of Incorporation of Willis North America Inc., dated July 19, 1984 (incorporated by reference to Exhibit 3.1 to Registration No. 333-74483).***
3.12	Certificate of Merger of Willis Partners into Willis North America Inc., dated June 31, 2004 (incorporated by reference to Exhibit No. 3.11 to the Registration Statement No. 333-135176).***
3.13	By-Laws of Willis North America Inc. (incorporated by reference to Exhibit 3.2 to Registration No. 333-74483).***
3.14	Amendment to By-laws of Willis North America (incorporated by reference to Exhibit No. 3.13 to the Registration Statement No. 333-135176).***
4.1	Intentionally omitted.
4.2	Form of Senior Indenture between Willis Group Holdings Public Limited Company and The Bank of New York Mellon, as Trustee.**
4.3	Form of Senior Subordinated Indenture between Willis Group Holdings Public Limited Company and The Bank of New York Mellon, as Trustee.**
4.4	Form of Subordinated Indenture between Willis Group Holdings Public Limited Company and The Bank of New York Mellon, as Trustee.**
4.5	Form of Senior Indenture among Trinity Acquisition plc, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and The Bank of New York Mellon, as Trustee.**
4.6	Form of Senior Subordinated Indenture among Trinity Acquisition plc, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and The Bank of New York Mellon, as Trustee.**

Exhibit
No.	Description

4.7	Form of Subordinated Indenture among Trinity Acquisition plc, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and The Bank of New York Mellon, as Trustee.**
4.8	Senior Indenture dated as of July 1, 2005, and First Supplemental Indenture, dated as of July 1, 2005, among Willis North America Inc., as the Issuer; Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, as the Guarantors; and The Bank of New York, Mellon (a successor to JPMorgan Chase Bank, N.A.), as the Trustee; for the issuance of the 5.125% Senior Notes due 2010 and the 5.625% Senior Notes due 2015 (incorporated by reference to Exhibit 4.1 to Form 8-K filed on July 1, 2005).***
4.9	Second Supplemental Indenture dated as of March 28, 2007 among Willis North America Inc., as the Issuer; Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, as the Guarantors; and The Bank of New York Mellon, as the Trustee; for the issuance of the 6.20% Senior Notes Due 2017 (incorporated by reference to Exhibit 4.1 to Form 8-K filed on March 29, 2007).***
4.10	Third Supplemental Indenture dated as of October 1, 2008 among Willis North America Inc., as the Issuer; Willis Group Holdings Limited, Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, as the Guarantors; and The Bank of New York Mellon, as the Trustee to the Indenture dated as of July 1, 2005 (incorporated by reference to Exhibit 4.1 to Form 10-Q filed on November 10, 2008).***
4.11	Fourth Supplemental Indenture dated as of September 29, 2009 among Willis North America Inc., as the Issuer; Willis Group Holdings Limited, Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, as the Guarantors; and The Bank of New York Mellon, as the Trustee; for the issuance of the 7.00% Senior Notes Due 2019 (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 29, 2009).***
4.12	Fifth Supplemental Indenture dated as of December 31, 2009 among Willis North America Inc., as the Issuer; Willis Group Holdings Limited, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, as the Guarantors; and The Bank of New York Mellon, as the Trustee (incorporated by reference to Exhibit 4.1 to the Ireland Form 8-K).**
4.13	Form of Senior Subordinated Indenture among Willis North America Inc., Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited, and Willis Group Limited, as guarantors, and The Bank of New York Mellon, as Trustee.**
4.14	Form of Subordinated Indenture among Willis North America Inc., Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, as guarantors, and The Bank of New York Mellon, as Trustee.**
4.15	Form of Warrant Agreement.*
4.16	Form of Warrant Unit.*
4.17	Form of Share Purchase Contract Agreement.*
4.18	Form of Share Purchase Unit.*
4.19	Form of Prepaid Share Purchase Contract.*
4.20	Form of Guarantee.*
5.1	Opinion of Matheson Ormsby Prentice.**
5.2	Opinion of Weil, Gotshal & Manges LLP, dated June 19, 2009. ***
5.3	Opinion of Weil, Gotshal & Manges LLP. **
10.1	Form of Deed of Indemnity of Willis Group Holdings Public Limited Company (incorporated by reference to Exhibit 10.20 to the Ireland Form 8-K).**

Exhibit
No.	Description

10.2	Form of Indemnification Agreement of Willis North America Inc. (incorporated by reference to Exhibit 10.21 to the Ireland Form 8-K).**
12.1	Computation of ratio of earnings to fixed charges.**
21.1	List of subsidiaries of Willis Group Holdings Public Limited Company.***
23.1	Consent of Matheson Ormsby Prentice (included as part of Exhibit 5.1).**
23.2	Consent of Weil, Gotshal & Manges, LLP. (included as part of Exhibit 5.2).**
23.3	Consent of Deloitte LLP.**
24.1	Power of Attorney of the Registrants (included in the signature pages).**
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Willis Group Holdings Public Limited Company Senior Indenture.**
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Willis Group Holdings Public Limited Company Senior Subordinated Indenture.**
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Willis Group Holdings Public Limited Company Subordinated Indenture.**
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, The Bank of New York Mellon, to act as trustee under the Trinity Acquisition plc Senior Indenture.**
25.5	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Trinity Acquisition plc Senior Subordinated Indenture.**
25.6	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Trinity Acquisition plc Subordinated Indenture.**
25.7	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Willis North America Inc. Senior Indenture.**
25.8	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Willis North America Inc. Senior Subordinated Indenture.**
25.9	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Willis North America Inc. Subordinated Indenture.**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.

***	Previously filed.

Item 17.	Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 4, 2010.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

By:	/s/ Adam G. Ciongoli
Name:     Adam G. Ciongoli

Title:	Group General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adam G. Ciongoli, Patrick Regan, Adam Rosman, Nicole Napolitano, Debra Enderle and Shaun Bryant and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph J. Plumeri Joseph J. Plumeri	Chairman and Chief Executive Officer (Principal Executive Officer)	January 4, 2010

/s/ William W. Bradley William W. Bradley	Director	January 4, 2010

/s/ Joseph A. Califano, Jr. Joseph A. Califano, Jr.	Director	January 4, 2010

/s/ Anna C. Catalano Anna C. Catalano	Director	January 4, 2010

/s/ Sir Roy Gardner Sir Roy Gardner	Director	January 4, 2010

Signature	Title	Date

/s/ Sir Jeremy Hanley Sir Jeremy Hanley	Director	January 4, 2010

/s/ Robyn S. Kravit Robyn S. Kravit	Director	January 4, 2010

/s/ Jeffrey B. Lane Jeffrey B. Lane	Director	January 4, 2010

/s/ Wendy E. Lane Wendy E. Lane	Director	January 4, 2010

/s/ James F. McCann James F. McCann	Director	January 4, 2010

/s/ Douglas B. Roberts Douglas B. Roberts	Director	January 4, 2010

/s/ Patrick C. Regan Patrick C. Regan	Group Chief Financial Officer (Principal Financial and Accounting Officer)	January 4, 2010

/s/ Adam G. Ciongoli Adam G. Ciongoli	Authorized U.S. Representative	January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 4, 2010.

WILLIS NETHERLANDS
HOLDINGS B.V.

By:	/s/ Adam G. Ciongoli
Name:     Adam G. Ciongoli

Title:	Group General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adam G. Ciongoli, Patrick Regan, Adam Rosman, Nicole Napolitano, Debra Enderle and Shaun Bryant and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adriaan Cornelis Konijnendijk Adriaan Cornelis Konijnendijk	Managing Director A	January 4, 2010

/s/ Adam G. Ciongoli Adam G. Ciongoli	Authorized U.S. Representative	January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 4, 2010.

WILLIS INVESTMENT UK HOLDINGS LIMITED

By:	/s/ ADAM G. CIONGOLI
Name:     Adam G. Ciongoli

Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Grahame Millwater		Director	January 4, 2010

* Patrick C. Regan		Director	January 4, 2010

/s/ ADAM G. CIONGOLI Adam G. Ciongoli		Authorized U.S. Representative	January 4, 2010

*By:	/s/ ADAM G. CIONGOLI Attorney in Fact		January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 4, 2010.

TA I LIMITED

By:	/s/ ADAM G. CIONGOLI
Name:     Adam G. Ciongoli

Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Joseph J. Plumeri		Director	January 4, 2010

/s/ Stephen Wood Stephen Wood		Director	January 4, 2010

* Grahame Millwater		Director	January 4, 2010

* Patrick C. Regan		Director	January 4, 2010

/s/ ADAM G. CIONGOLI Adam G. Ciongoli		Authorized U.S. Representative	January 4, 2010

*By:	/s/ ADAM G. CIONGOLI Attorney in Fact		January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 4, 2010.

TA II LIMITED

By:	/s/ ADAM G. CIONGOLI
Name:     Adam G. Ciongoli

Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Stephen Wood Stephen Wood		Director	January 4, 2010

* Grahame Millwater		Director	January 4, 2010

* Patrick C. Regan		Director	January 4, 2010

/s/ ADAM G. CIONGOLI Adam G. Ciongoli		Authorized U.S. Representative	January 4, 2010

*By:	/s/ ADAM G. CIONGOLI Attorney in Fact		January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 4, 2010.

TA III LIMITED

By:	/s/ ADAM G. CIONGOLI
Name:     Adam G. Ciongoli

Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Stephen Wood Stephen Wood		Director	January 4, 2010

* Grahame Millwater		Director	January 4, 2010

* Patrick C. Regan		Director	January 4, 2010

/s/ ADAM G. CIONGOLI Adam G. Ciongoli		Authorized U.S. Representative	January 4, 2010

*By:	/s/ ADAM G. CIONGOLI Attorney in Fact		January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 4, 2010.

TRINITY ACQUISITION PLC

By:	/s/ ADAM G. CIONGOLI
Name:     Adam G. Ciongoli

Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Stephen Wood Stephen Wood		Director	January 4, 2010

* Grahame Millwater		Director	January 4, 2010

* Patrick C. Regan		Director	January 4, 2010

/s/ ADAM G. CIONGOLI Adam G. Ciongoli		Authorized U.S. Representative	January 4, 2010

*By:	/s/ ADAM G. CIONGOLI Attorney in Fact		January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 4, 2010.

TA IV LIMITED

By:	/s/ ADAM G. CIONGOLI
Name:     Adam G. Ciongoli

Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Stephen Wood Stephen Wood		Director	January 4, 2010

* Grahame Millwater		Director	January 4, 2010

* Patrick C. Regan		Director	January 4, 2010

/s/ ADAM G. CIONGOLI Adam G. Ciongoli		Authorized U.S. Representative	January 4, 2010

*By:	/s/ ADAM G. CIONGOLI Attorney in Fact		January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 4, 2010.

WILLIS GROUP LIMITED

By:	/s/ ADAM G. CIONGOLI
Name:     Adam G. Ciongoli

Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Joseph J. Plumeri		Chairman and Chief Executive Officer, Director	January 4, 2010

* Grahame Millwater		Director	January 4, 2010

* Patrick C. Regan		Director	January 4, 2010

/s/ ADAM G. CIONGOLI Adam G. Ciongoli		Authorized U.S. Representative	January 4, 2010

*By:	/s/ ADAM G. CIONGOLI Attorney in Fact		January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 4, 2010.

WILLIS NORTH AMERICA INC.

By:	/s/ ADAM G. CIONGOLI
Name:     Adam G. Ciongoli

Title:	Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Donald J. Bailey		President, Chief Executive Officer and Director	January 4, 2010

* Derek Smyth		Chief Financial Officer and Principal Accounting Officer	January 4, 2010

* Victor P. Krauze		Director and Chief Operating Officer	January 4, 2010

/s/ ADAM G. CIONGOLI Adam G. Ciongoli		Director, Secretary and Executive Vice President	January 4, 2010

*By:	/s/ ADAM G. CIONGOLI Attorney in Fact		January 4, 2010

EXHIBIT INDEX

The following exhibits are filed as part of this registration statement:

Exhibit
No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association of Willis Group Holdings Public Limited Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Willis Group Holdings plc filed on December 31, 2009 (the “Ireland Form 8-K”).**
3.2	Certificate of Incorporation of Willis Group Holdings Public Limited Company (incorporated by reference to Exhibit 3.2 to the Ireland Form 8-K).**
3.3	Incorporation Deed of Willis Netherlands Holdings B.V. adopted November 14, 2009. **
3.4	Memorandum of Association dated August 19, 2008 of Willis Investment UK Holdings Limited and Articles of Association adopted August 19, 2008 of Willis Investment UK Holdings Limited.***
3.5	Memorandum of Association (as amended October 1, 2008) of TA I Limited and Articles of Association (as amended October 1, 2008) of TA I Limited.***
3.6	Memorandum of Association (as amended October 1, 2008) of TA II Limited and Articles of Association (as amended October 1, 2008) of TA II Limited.***
3.7	Memorandum of Association (as amended October 1, 2008) of TA III Limited and Articles of Association (as amended October 1, 2008) of TA III Limited.***
3.8	Memorandum of Association (as amended April 2, 2009) of Trinity Acquisition plc and Articles of Association (as amended April 2, 2009) of Trinity Acquisition plc.***
3.9	Memorandum of Association (as amended October 1, 2008) of TA IV Limited and Articles of Association (as amended October 1, 2009) of TA IV Limited.***
3.10	Memorandum of Association (as amended October 1, 2008) of Willis Group Limited and Articles of Association (as amended October 1, 2008) of Willis Group Limited.***
3.11	Restated Certificate of Incorporation of Willis North America Inc., dated July 19, 1984 (incorporated by reference to Exhibit 3.1 to Registration No. 333-74483).***
3.12	Certificate of Merger of Willis Partners into Willis North America Inc., dated June 31, 2004 (incorporated by reference to Exhibit No. 3.11 to the Registration Statement No. 333-135176).***
3.13	By-Laws of Willis North America Inc. (incorporated by reference to Exhibit 3.2 to Registration No. 333-74483).***
3.14	Amendment to By-laws of Willis North America (incorporated by reference to Exhibit No. 3.13 to the Registration Statement No. 333-135176).***
4.1	Intentionally omitted.
4.2	Form of Senior Indenture between Willis Group Holdings Public Limited Company and The Bank of New York Mellon, as Trustee.**
4.3	Form of Senior Subordinated Indenture between Willis Group Holdings Public Limited Company and The Bank of New York Mellon, as Trustee.**
4.4	Form of Subordinated Indenture between Willis Group Holdings Public Limited Company and The Bank of New York Mellon, as Trustee.**
4.5	Form of Senior Indenture among Trinity Acquisition plc, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and The Bank of New York Mellon, as Trustee.**
4.6	Form of Senior Subordinated Indenture among Trinity Acquisition plc, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and The Bank of New York Mellon, as Trustee.**
4.7	Form of Subordinated Indenture among Trinity Acquisition plc, Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and The Bank of New York Mellon, as Trustee.**

Exhibit
No.	Description

4.8	Senior Indenture dated as of July 1, 2005, and First Supplemental Indenture, dated as of July 1, 2005, among Willis North America Inc., as the Issuer; Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, as the Guarantors; and The Bank of New York, Mellon (a successor to JPMorgan Chase Bank, N.A.), as the Trustee; for the issuance of the 5.125% Senior Notes due 2010 and the 5.625% Senior Notes due 2015 (incorporated by reference to Exhibit 4.1 to Form 8-K filed on July 1, 2005).***
4.9	Second Supplemental Indenture dated as of March 28, 2007 among Willis North America Inc., as the Issuer; Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, as the Guarantors; and The Bank of New York Mellon, as the Trustee; for the issuance of the 6.20% Senior Notes Due 2017 (incorporated by reference to Exhibit 4.1 to Form 8-K filed on March 29, 2007).***
4.10	Third Supplemental Indenture dated as of October 1, 2008 among Willis North America Inc., as the Issuer; Willis Group Holdings Limited, Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, as the Guarantors; and The Bank of New York Mellon, as the Trustee to the Indenture dated as of July 1, 2005 (incorporated by reference to Exhibit 4.1 to Form 10-Q filed on November 10, 2008).***
4.11	Fourth Supplemental Indenture dated as of September 29, 2009 among Willis North America Inc., as the Issuer; Willis Group Holdings Limited, Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, as the Guarantors; and The Bank of New York Mellon, as the Trustee; for the issuance of the 7.00% Senior Notes Due 2019 (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 29, 2009).***
4.12	Fifth Supplemental Indenture dated as of December 31, 2009 among Willis North America Inc., as the Issuer; Willis Group Holdings Limited Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, as the Guarantors; and The Bank of New York Mellon, as the Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on January 4, 2010).**
4.13	Form of Senior Subordinated Indenture among Willis North America Inc., Willis Group Holdings Public Limited Company Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited, and Willis Group Limited, as guarantors, and The Bank of New York Mellon, as Trustee.**
4.14	Form of Subordinated Indenture among Willis North America Inc., Willis Group Holdings Public Limited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition plc, TA IV Limited and Willis Group Limited, as guarantors, and The Bank of New York Mellon, as Trustee.**
4.15	Form of Warrant Agreement.*
4.16	Form of Warrant Unit.*
4.17	Form of Share Purchase Contract Agreement.*
4.18	Form of Share Purchase Unit.*
4.19	Form of Prepaid Share Purchase Contract.*
4.20	Form of Guarantee.*
5.1	Opinion of Matheson Ormsby Prentice.**
5.2	Opinion of well, Gotshal & Manges, dated June 19, 2009.***
5.3	Opinion of Weil, Gotshal & Manges LLP.**
10.1	Form of Deed of Indemnity of Willis Group Holdings Public Limited Company (incorporated by reference to Exhibit 10.20 to the Ireland Form 8-K).**
10.2	Form of Indemnification Agreement of Willis North America Inc. (incorporated by reference to Exhibit 10.21 to the Ireland Form 8-K).**
12.1	Computation of ratio of earnings to fixed charges.**
21.1	List of subsidiaries of Willis Group Holdings Public Limited Company.***
23.1	Consent of Matheson Ormsby Prentice (included as part of Exhibit 5.1).**
23.2	Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.2).**

Exhibit
No.	Description

23.3	Consent of Deloitte LLP.**
24.1	Power of Attorney of the Registrants (included in the signature pages).**
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Willis Group Holdings Public Limited Company Senior Indenture.**
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Willis Group Holdings Public Limited Company Senior Subordinated Indenture.**
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Willis Group Holdings Public Limited Company Subordinated Indenture.**
25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, The Bank of New York Mellon, to act as trustee under the Trinity Acquisition plc Senior Indenture.**
25.5	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Trinity Acquisition plc Senior Subordinated Indenture.**
25.6	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Trinity Acquisition plc Subordinated Indenture.**
25.7	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Willis North America Inc. Senior Indenture.**
25.8	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Willis North America Inc. Senior Subordinated Indenture.**
25.9	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, to act as trustee under the Willis North America Inc. Subordinated Indenture.**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.

***	Previously filed.